Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as an Exhibit, including all amendments thereto filed by the undersigned, is filed on behalf of each of us.

Date: January 22, 2014

MAYFIELD XIII MANAGEMENT (UGP), LTD., A CAYMAN ISLANDS EXEMPTED COMPANY

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD XIII MANAGEMENT (EGP), L.P., A CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP

By:	Mayfield XIII Management (UGP), Ltd.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD XIII, A CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP

By:	Mayfield XIII Management (EGP), L.P.
Its General Partner

By:	Mayfield XIII Management (UGP), Ltd.
Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

JAMES T. BECK

By:	/s/ James T. Beck
James T. Beck

NAVIN CHADDHA

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

ROBERT T. VASAN

By:	/s/ James T. Beck
James T. Beck, Attorney In Fact